Exhibit 10.21

EQUITY AWARD AGREEMENT AMENDMENT
    This Equity Award Agreement Amendment (this “Amendment”) is dated as of January 4, 2023, by and between Penumbra, Inc., a Delaware corporation (the “Company”), and Lambert Shiu (“Participant”).
RECITALS
WHEREAS, the Company and Participant are parties to that certain equity award agreement, dated as of November 15, 2021 and attached hereto as Exhibit A (the “Award Agreement”), pursuant to which the Company granted Participant certain equity awards under the Company’s Amended and Restated 2014 Equity Incentive Plan (the “Plan”). Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Award Agreement or the Plan, as applicable; and
WHEREAS, the Company and Participant desire to amend the Award Agreement as set forth herein.
AMENDMENT
    NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Participant agree as follows:
1.    Award Vesting upon a Change in Control. The following language in the Award Agreement, in the section entitled “Notice of Restricted Stock Unit Grant,” shall be deleted in its entirety:
In the event Participant ceases to be a Service Provider for any or no reason before Participant vests in the Restricted Stock Units, the Restricted Stock Units and Participant’s right to acquire any Shares hereunder will immediately terminate.
        The deleted language shall be replaced with the following language:
In the event of a Change in Control, and subject to Participant continuing to be a Service Provider through the date of such Change in Control, the Participant will fully vest in all of the RSUs granted under this Agreement.
2.    No Other Changes. Except as expressly modified hereby, all provisions of the Award Agreement shall remain in full force and effect.
3.    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
4.     Governing Law. This Amendment is governed by the internal substantive laws, but not the choice of law rules, of California. For purposes of litigating any dispute that arises under this Amendment, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of Santa Clara County, California, or the United States federal courts for the Northern District of California, and no other courts, where this Amendment is made and/or to be performed.

5.    Entire Agreement. The Plan, the Award Agreement (including the appendices and exhibits referenced therein) and this Amendment constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant.
[Signature page follows]

IN WITNESS WHEREOF, Participant and the Company have executed this Amendment as of the date first set forth above.

PARTICIPANT        PENUMBRA, INC.

/s/ Lambert Shiu        /s/ Maggie Yuen
Signature        Signature
Lambert Shiu        Maggie Yuen
Print Name        Print Name
            Chief Financial Officer
            Title
[Equity Award Agreement Amendment Signature Page]